Exhibit 99.1

GENIUS BRANDS INTERNATIONAL ANNOUNCES STRATEGIC ACQUISITION OF CHIZCOMM LTD. AND CHIZCOMM BEACON MEDIA

With Over $100 Million Dollars in Annual Aggregated Media Spend, ChizComm is the Largest Purchaser of Children’s Media in North America

BEVERLY HILLS, Calif., Nov. 16, 2020 (GLOBE NEWSWIRE) -- Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS), a global brand management company that creates and licenses multimedia entertainment content for children, today announced plans for a transformative acquisition of ChizComm Ltd., a leading North American marketing and media agency, as well as ChizComm Beacon Media, its best-in-class media research, planning and buying division.

ChizComm is the largest purchaser of children’s media across both traditional and digital platforms in North America, as well as a leader in PR, media, and marketing within the kids/family media and consumer product sectors. Founded by Harold and Jennifer Chizick in 2013, with offices in New Jersey, Los Angeles, and Toronto, the company represents more than 30 major toy companies and some of the most powerful and iconic brands in the children and family media and toy industries.

ChizComm Beacon Media has consistently been ranked the largest media buyer within the Kids 2-11 age group, representing over 32% of total Gross Rating Points (GRPs).  ChizComm Beacon Media has gained market share year-to-date, and now represents 34% of the total GRPs within the Kids 2-11 demographic.  The company’s unique purchasing power and extensive media relationships across networks, including Viacom, Warner Media, Disney, YouTube and other digital platforms, offer clients an unmatched competitive advantage and access to audiences of all ages.

“Our strategy has been to accelerate the growth of Genius Brands through smart and accretive acquisitions. ChizComm achieves this goal and more, by driving revenue and generating immediate synergies and strategic opportunities to enhance the core businesses of Genius,” stated Genius Brands’ Chairman & CEO Andy Heyward. “ChizComm’s reputation, integrity and unparalleled passion for the industry is completely aligned with what we stand for. Their team has very smartly built an incredible marketing engine with best-in-class ability to connect brands and consumers in a highly competitive market, and we see that as a powerful complement to our forward growth at Genius Brands, including Kartoon Channel!”

Well known for its growth, track record and extensive expertise in toy, kids entertainment, gaming and related industries, ChizComm’s comprehensive integrated marketing approach and deep understanding of kids, youth, millennials and parents help brands connect with audiences to drive growth and make noise using PR, social media, influencer marketing, and paid media strategies.

The addition of marketing and media buying expertise positions the Company to create synergies and fuel new opportunities with broadcast clients and toy companies, for innovative offerings, reach and engagement in a rapidly evolving landscape as well as fueling the growth of Kartoon Channel!.

As a part of the transaction, ChizComm Ltd and ChizComm Beacon Media will continue to operate as independent divisions of Genius Brands, under the leadership of Harold Chizick as CEO, Jennifer Chizick as COO, Donna MacNeil as President, and Kathleen Campisano as ChizComm Global CMO and GM of ChizComm Beacon Media.

“We are simply thrilled to find a partner in Genius Brands who shares our energy, enthusiasm and passion for the business of entertainment, media, licensing and consumer products,” said Harold Chizick, ChizComm CEO and Co-Founder. “Many of our clients are expanding into content development and licensing opportunities, so this partnership extends our capabilities to meet our clients’ evolving needs. This transaction also provides us a solid financial partner and additional resources to further accelerate our growth.”

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club, and the recently announced SHAQ’S GARAGE produced in association with Shaquille O’Neal and Authentic Brands Group. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple iOs, Apple TV, Roku, Amazon Fire and more.

About ChizComm

ChizComm is a full-service marketing and communications agency, specializing in the strategic planning and execution of public relations, digital marketing, social media, and creative services. Through its ChizComm Beacon Media division, ChizComm offers media research, planning, and buying services. The company is the largest purchaser of children’s media across traditional and emerging platforms (including TV, OTT, VOD, OLV, Social and Digital Media). Focused on cultivating long-lasting, impactful connections between consumers and brands across a diverse range of industries including consumer products, entertainment, gaming, lifestyle and tech. ChizComm's integrated expertise brings the voice of brands to the forefront and makes them part of influential consumer conversation.

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GENIUS BRANDS INTERNATIONAL INVESTOR RELATIONS CONTACT:
T: 844-589-8760      ir@gnusbrands.com

CHIZCOMM LTD CONTACT:
T: 647-992-3561      hchizick@chizcomm.com

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